CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 2, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of Legg Mason Tax Exempt Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Fund's Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
March 5, 2001